EXHIBIT 99.1

Scientific Learning Reports Third Quarter Financial Results

OAKLAND, Calif., November 12, 2013 (GLOBE NEWSWIRE) -- Scientific Learning Corporation (OTCQB: SCIL), a leading provider of technologies for accelerated learning, today announced financial results for the third quarter ended September 30, 2013.

Total revenue in the third quarter of 2013 was $5.2 million, compared to $6.8 million in the third quarter of 2012 due to a decline in perpetual license revenue. Total booked sales for the third quarter were $7.2 million, compared to $7.7 million in the same period of 2012, reflecting continued difficulties in the K-12 funding environment and reductions in sales capacity made in 2012. Operating expenses totaled $4.7 million compared to $6.7 million in the third quarter of 2012 before $1.5 million in restructuring costs in Q3 2012.  The net loss in the third quarter of 2013 was $(0.9) million, or $(0.04) per share, compared to a net loss of $(2.2) million, or $(0.10) per share, in the third quarter of 2012. Adjusted EBITDA was a loss of $(0.2) million in the third quarter of 2013 compared to a loss of $(1.0) million in the same period of 2012.  Cash flow was positive.

Other third quarter highlights:

•	Subscription revenue increased 41% over third quarter 2012
•	As of September 30, 2013 87% of the Company's active K-12 school sites are using MySciLEARN
•	Annualized recurring revenue including subscription, support, and non-K-12 recurring revenue is about $15M
•	Average transaction volume per K-12 sales representative increased 21% compared to 2012
•	As of September 30, 2013 the number of employees was 136 compared to 146 on September 30, 2012

“While business conditions remain challenging, we continue to make solid progress transforming our business with Q3 showing our best booked sales comparison in nine quarters.  This year’s Back-to-School period has been one of the best ever.  Customers are pleased with the retirement of our legacy systems  and the continued improvements to MySciLEARN,” said Robert Bowen, CEO.  “We continue to see strong student gains in areas of critical focus such as college readiness.  For example, Boone County, Kentucky used Reading Assistant™ to help a group of lower performing students and improved ACT scores by an average of 45%.”

Booked sales and Adjusted EBITDA are both non-GAAP measures. Additional information on these non-GAAP measures and reconciliations are included at the end of this earnings release and in the investor information section of our website, http://www.scientificlearning.com/.

Conference Call Information

A conference call to discuss third quarter 2013 financial results is scheduled for today, November 12, 2013 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Investors and analysts interested in participating in the call are invited to dial (877) 878-2695 (domestic) or (253) 237-1145 (international) and use conference ID # 89688809 ten minutes prior to the start of the call. The conference call will be available live on the Investor Information portion of the Company's website at http://www.scilearn.com/investorinfo. A replay of this teleconference will be made available on the Scientific Learning website approximately two hours following the conclusion of the call.

About Scientific Learning Corporation

We accelerate learning by applying proven research on how the brain learns. Scientific Learning's results are demonstrated in over 270 research studies and protected by over 55 patents. Learners can realize achievement gains of up to two years in as little as three months and maintain an accelerated rate of learning even after the programs end.

Today, more than 2.2 million learners have used Scientific Learning software products.  We provide our offerings directly to parents, K-12 schools and learning centers, and in more than 45 countries around the world. For more information, visit http://www.scientificlearning.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor created by the federal securities laws. Such statements include, among others, statements relating to the education business environment. Such statements are subject to substantial risks and uncertainties. Actual events or results may differ materially as a result of many factors, including but not limited to: general economic and financial conditions (including current adverse conditions in government budgets and the general economy); availability of funding to purchase the Company's products and generally available to schools, including the amount and duration of federal stimulus funding; the acceptance of new products and product changes in existing and new markets; acceptance of subscription and other recurring offerings; seasonality and sales cycles in Scientific Learning's markets; competition; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products, and other risks detailed in the Company's SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2012 (Part I, Item 1A, Risk Factors) filed April 1, 2013 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 and June 30,2013 (Part II, Item 1A, Risk Factors) filed on May 14, 2013 and August 13, respectively. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Media Contact:
Steve Gardner
Vice President, Marketing, Inside Sales and Support
Scientific Learning Corporation
(530) 282-6226
sgardner@scilearn.com

CONTACT: Investor Relations:
Jane Freeman
Chief Financial Officer
Scientific Learning Corporation
(510) 625-6710
jfreeman@scilearn.com
investorrealtions@scilearn.com

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$2,887	$2,272
Accounts receivable, net of allowance	2,751	2,446
Prepaid expense and other current assets	762	1,484

Total current assets	6,400	6,202

Property and equipment, net	1,227	2,028
Goodwill	4,568	4,568
Other assets	1,048	260

Total assets	$13,243	$13,058

Liabilities and stockholders’ equity (net capital deficiency)
Current liabilities:
Accounts payable	$216	$715
Accrued liabilities	1,849	1,981
Loan payable	-	800
Deferred revenue, short-term	10,634	10,964

Total current liabilities	12,699	14,460
Deferred revenue, long-term	1,203	2,521
Long-term debt	4,368	-
Warrant liability	852	534
Other liabilities	700	771

Total liabilities	19,822	18,286

Stockholders' equity (net capital deficiency):
Common stock and additional paid in capital	96,481	95,839
Accumulated deficit	(103,059)	(101,069)
Accumulated other comprehensive income (loss)	(1)	2

Total stockholders' equity (net capital deficiency)	(6,579)	(5,228)

Total liabilities stockholders' equity (net capital deficiency)	$13,243	$13,058

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Subscription	$1,686	$1,200	$4,909	$2,884
License	1,057	2,018	2,472	6,918
Service and support	2,477	3,610	8,647	11,260

Total revenues	5,220	6,828	16,028	21,062

Cost of revenues:
Cost of subscription	315	288	931	793
Cost of license	64	236	200	735
Cost of service and support	794	1,322	2,619	4,752

Total cost of revenues	1,173	1,846	3,750	6,280

Gross profit	4,047	4,982	12,278	14,782

Operating expenses:
Sales and marketing	2,297	3,367	6,938	12,634
Research and development	959	1,395	2,966	5,898
General and administrative	1,487	1,948	4,150	6,137
Restructuring	-	1,462	-	1,462

Total operating expenses	4,743	8,172	14,054	26,131

Operating loss	(696)	(3,190)	(1,776)	(11,349)

Interest and other income (expense), net	(209)	1,030	(140)	1,095

Loss before provision for income tax	(905)	(2,160)	(1,916)	(10,254)
Provision for income taxes	27	86	74	169

Net loss	$(932)	$(2,246)	$(1,990)	$(10,423)

Net loss per share:
Basic and diluted loss per share	$(0.04)	$(0.10)	$(0.08)	$(0.48)

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	23,739	23,368	23,633	21,933
Diluted weighted average shares outstanding	23,739	23,368	23,633	21,933

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating Activities:
Net loss	$(932)	$(2,246)	$(1,990)	$(10,423)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	304	641	1,021	1,866
Investment impairment charge	-	-	-	200
Fixed asset impairment charge	32	-	32	-
Stock-based compensation expense	185	130	607	615
Paid-in-kind interest expense	144	-	277	-
Amortization of debt discount and deferred debt issuance cost	110	-	219	-
Decrease in fair value of warrant	(42)	(1,068)	(380)	(1,356)
Changes in operating assets and liabilities:
Accounts receivable	(916)	(331)	(305)	(177)
Prepaid expenses and other current assets	265	408	722	889
Other assets	(587)	30	(770)	25
Accounts payable	(253)	(602)	(499)	(374)
Accrued liabilities	167	229	(132)	(364)
Deferred revenue	1,969	907	(1,648)	(1,582)
Other liabilities	2	(67)	(71)	(126)

Net cash provided (used) in operating activities	448	(1,969)	(2,917)	(10,807)

Investing Activities:
Purchases of property and equipment and additions to capitalized software	(25)	(11)	(182)	(476)

Net cash used in investing activities	(25)	(11)	(182)	(476)

Financing Activities:
Borrowings under bank line of credit	-	4,897	2,300	7,897
Repayment of borrowings under bank line of credit	-	(3,500)	(3,100)	(6,500)
Proceeds from exercise of options	-	4	37	152
Proceeds from issuance of common stock, net	-	1	-	6,512
Proceeds from issuance of subordinated debt	-	-	4,600	-
Debt issuance cost	-	-	(118)	-
Net cash paid for common stock issued	-	(1)	(2)	(32)

Net cash provided by financing activities	-	1,401	3,717	8,029

Effect of exchange rate changes on cash and cash equivalents	5	-	(3)	-

Increase (decrease) in cash and cash equivalents	428	(579)	615	(3,254)

Cash and cash equivalents at beginning of period	2,459	3,196	2,272	5,871

Cash and cash equivalents at end of period	$2,887	$2,617	$2,887	$2,617

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Booked sales	$7,191	$7,737	$14,383	$19,480
Less: revenue	(5,220)	(6,828)	(16,028)	(21,062)
Adjustments	(2)	(2)	(3)	-
Net decrease in current and long-term deferred revenue	$1,969	$907	$(1,648)	$(1,582)

Beginning balance in current and long-term deferred revenue	$9,868	$14,833	$13,485	$17,322
Ending balance in current and long-term deferred revenue	$11,837	$15,740	$11,837	$15,740

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors.  Booked sales equals the total value (net of allowances) of software and services invoiced in the period.  Because a significant portion of our revenue is recognized over a period of months, booked sales is a good indicator of current activity.  The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

Reconciliation of Net Loss to Adjusted EBITDA

$s in thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net loss	$(932)	$(2,246)	$(1,990)	$(10,423)
Adjustments to reconcile to Adjusted EBITDA:
Provision for income taxes[1]	27	86	74	169
Interest and other (income) expense, net[2]	251	(162)	520	61
Depreciation and amortization[3]	304	641	1,021	1,866
Stock-based compensation[4]	185	130	607	615
Change in fair value of warrant[5]	(42)	(1,068)	(380)	(1,356)
Restructuring[6]	-	1,462	-	1,462
Impairment charge[7]	32	200	32	200
Adjusted EBITDA	$(175)	$(957)	$(116)	$(7,406)

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (Adjusted EBITDA) is a non-GAAP financial measure we believe to be a useful measure of the resources available to the Company in the current period. We also believe that Adjusted EBITDA will be useful in allowing investors to compare our performance with that of other companies.  The table above shows a reconciliation of Adjusted EBITDA to net loss, the closest GAAP measure.

Adjusted EBITDA should not be considered in isolation or as a substitute for analysis for our results as reported under GAAP. Adjusted EBITDA has the following differences from net loss, the closest GAAP measure:

1 Provision for income taxes is a required expense for all businesses. We excluded in it order to allow investors to evaluate our operating results without regard to our tax obligations.

2 Because we have borrowed and invested money, interest income and expense is a necessary element of our costs and ability to generate profits and cash flows. We excluded interest income and expense in order to allow investors to evaluate our operating results without regard to our financing methods. Interest expense includes accrued PIK interest and amortization of debt discount and debt issuance costs related to our subordinated debt financing in April 2013.  Other income and expense includes foreign exchange loss which we believe are not indicative of our core operating performance and are not meaningful in comparison to our past operating performance.

3 Depreciation and amortization are necessary elements of our costs and our ability to generate profits and the assets being depreciated and amortized will often have to be replaced in the future. Adjusted EBITDA does not reflect any cash requirements for such replacements. See below for allocation of non-cash charges.

4 Stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation because we believe it is not an indicator of the performance of our core operations. See below for allocation of non-cash charges.

5 Change in fair value of warrant is the change in the fair value of our common stock warrants which were issued on March 28, 2012 and April 5, 2013. The fair value was estimated using the Black-Scholes-Merton option pricing model, which requires the input of highly subjective assumptions as determined by the Company’s management which we believe is not indicative of our core operating performance and is not meaningful in comparison to our past operating performance.

6 Restructuring charge consists of severance and related benefits incurred as related to a reduction in force completed in the third quarter of 2012 which we believe is not indicative of our core operating performance and is not meaningful in comparison to our past operating performance.

7 Impairment charge consisting of a write off of an investment which was deemed to be impaired as of June 30, 2012 due to the financial condition of the company with which this investment was for.

Non-Cash Charges

$s in thousands	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Depreciation Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of subscriptions and licenses	$77	$1	$78	$235	$5	$240
Cost of service and support	-	3	3	-	5	5
Operating expenses	227	181	408	786	597	1,383
Total	$304	$185	$489	$1,021	$607	$1,628

$s in thousands	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Depreciation & Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of subscriptions and licenses	$160	$1	$161	$473	$4	$477
Cost of service and support	-	2	2	-	17	17
Operating expenses	481	127	608	1,393	594	1,987
Total	$641	$130	$771	$1,866	$615	$2,481

Booked sales of subscription contracts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Subscription booked sales[1]	$1,830	$1,691	$5,274	$5,021
Non-subscription booked sales[2]	5,361	6,046	9,109	14,459

Total booked sales	$7,191	$7,737	$14,383	$19,480

Subscription booked sales as a % of total booked sales	25%	22%	37%	26%
Non-subscription booked sales as a % of total booked sales	75%	78%	63%	74%

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors.  Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Please see first table above for reconciliation of total booked sales, total revenue, and total change in deferred revenue.

1 Booked sales of subscriptions contracts represent a non-GAAP measure of sales that generate revenue from annual or monthly subscriptions to our web-based applications.

2 Non-subscription booked sales represent the sale of licenses, services and support for perpetual licenses and on premise products.